              Report of Ernst & Young LLP, Independent Auditors


Stockholders and Board of Directors
Insignia Financial Group, Inc.


We have audited the accompanying consolidated balance sheets of Insignia Financial Group, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Insignia Financial Group, Inc. and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.


                                    ERNST & YOUNG LLP


Greenville, South Carolina
February 13, 1998,
except for Note 20, as to which the date is March 19, 1998

                Insignia Financial Group, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                                          DECEMBER 31
                                                                      1997           1996
                                                                      ----           ----
                                                                         (IN THOUSANDS)
ASSETS
Cash and cash equivalents, including $18,822 (1997) and
  $47,255 (1996) of reverse repurchase agreements                   $ 88,847       $ 54,614
Receivables                                                          122,180         46,040
Property and equipment                                                19,011         12,083
Investments in real estate limited partnerships and
  other securities                                                   215,735        150,863
Apartment property                                                    22,357         22,125
Property management contracts                                        147,256        122,915
Costs in excess of net assets of acquired businesses                 158,524         75,627
Other assets                                                          26,313          8,135
                                                                    --------       --------
Total assets                                                        $800,223       $492,402
                                                                    --------       --------
                                                                    --------       --------

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable                                                  $ 13,705       $  1,711
  Commissions payable                                                 51,285         18,736
  Accrued and sundry liabilities                                     102,009         40,741
  Notes payable                                                      170,404         49,840
  Non-recourse mortgage note payable                                  19,300         19,300
                                                                    --------       --------
                                                                     356,703        130,328

Company-obligated mandatory redeemable convertible
  preferred securities of a subsidiary trust                         144,065        144,169
Minority interests in consolidated subsidiaries                       61,546              -
Stockholders' Equity:
  Common Stock, Class A, par value $.01 per share - authorized
    100,000,000 shares, issued and outstanding 30,159,161 (1997)
    and 28,857,097 (1996) shares, and 166,400 (1997) shares
    held in treasury                                                     302            289
  Additional paid-in capital                                         201,597        189,657
  Retained earnings                                                   36,010         27,959
                                                                    --------       --------
Total stockholders' equity                                           237,909        217,905
                                                                    --------       --------
Total liabilities and stockholders' equity                          $800,223       $492,402
                                                                    --------       --------
                                                                    --------       --------

SEE ACCOMPANYING NOTES.

                Insignia Financial Group, Inc. and Subsidiaries

                       Consolidated Statements of Income

                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


                                                                     YEAR ENDED DECEMBER 31
                                                             1997             1996           1995
                                                             ----             ----           ----
Revenues:
  Fee based services, including fees from affiliated
    partnerships of $67,816 (1997), $55,656 (1996) and
    $49,478 (1995)                                         $388,922       $215,623       $118,828
  Interest                                                    4,571          3,104          2,780
  Other                                                         704          2,327          1,424
  Apartment property                                          6,646          6,020              -
                                                           ---------      --------       --------
                                                            400,843        227,074        123,032
Costs and expenses:
  Fee based services                                        315,653        164,830         85,707
  Administrative                                             10,233          7,216          8,020
  Apartment property                                          3,251          3,034              -
  Interest                                                    7,867         12,918          7,049
  Apartment property interest                                 1,486          1,812              -
  Depreciation and amortization                              31,709         23,031         13,493
  Apartment property depreciation                               966            901              -
  Release fee                                                 5,000              -              -
  Legal reserve                                               5,202              -              -
  Termination of employment agreements                            -              -          1,000
                                                          ---------       --------       --------
                                                            381,367        213,742        115,269

Equity earnings - limited partnership interests              10,027          3,590          2,461
Minority interests in consolidated subsidiaries             (12,448)        (1,976)          (131)
                                                           ---------      --------       --------
Income before income taxes and extraordinary item            17,055         14,946         10,093
Provision for income taxes                                    6,822          5,680          3,835
Income before extraordinary item                             10,233          9,266          6,258
Extraordinary item - loss on retirement of debt, net of
  income taxes of  $430 (1996) and $276 (1995)                    -           (702)          (452)
                                                           ---------      --------       --------
Net income                                                 $ 10,233       $  8,564       $  5,806
                                                           ---------      --------       --------
                                                           ---------      --------       --------

Per share amounts - basic:
  Income before extraordinary item                         $    .35           $.33           $.23
  Extraordinary item                                              -            .03            .02
                                                           ---------      --------       --------
  Net income                                               $    .35           $.30           $.21
                                                           ---------      --------       --------
                                                           ---------      --------       --------

Per share amounts - assuming dilution:
  Income before extraordinary item                         $    .32           $.28           $.22
  Extraordinary item                                              -            .02            .02
                                                           ---------      --------       --------
  Net income                                               $    .32           $.26           $.20
                                                           ---------      --------       --------
                                                           ---------      --------       --------

SEE ACCOMPANYING NOTES.

                Insignia Financial Group, Inc. and Subsidiaries

                Consolidated Statements of Stockholders' Equity

                                                               COMMON         COMMON       ADDITIONAL
                                                                STOCK          STOCK        PAID-IN        RETAINED
                                                               CLASS A        CLASS B        CAPITAL       EARNINGS
                                                               -------        -------      -----------     --------
                                                                                  (IN THOUSANDS)
Balance at December 31, 1994                                     $  99           $  2      $  63,672        $15,033
  Issuance of 2,747,924 shares of common stock                      28              -         72,320              -
  Exercise of stock options - 132,179 shares
    of common stock issued                                           1              -          1,297              -
  Conversion of Class B common
    stock to Class A                                                 2            (2)              -              -
  Dividend on convertible preferred
    stock                                                            -              -              -         (1,245)
  Net income for 1995                                                -              -              -          5,806
  Adjustment for two-for-one stock split 12,938,833 shares         129              -          (129)              -
                                                                 -----           -----      --------      ---------
Balance at December 31, 1995                                       259              -        137,160         19,594
  Exercise of stock options - 334,937 shares
    of common stock issued                                           3              -          2,225              -
  October 1995 issuance costs                                        -              -            (79)             -
  Exercise of warrants - 17,700 shares of common stock issued        1              -            141              -
  Tax benefit of exercised options and warrants                      -              -            637              -
  Conversion of subordinated note payable - 1,117,732 shares
    of common stock issued                                          11              -         10,048              -
  Conversion of redeemable preferred stock - 1,509,062 shares
    of common stock issued                                          15              -         15,075              -
  Assumption of options in ESG acquisition                           -              -         24,450              -
  Dividend on convertible preferred stock                            -              -              -           (199)
  Net income for 1996                                                -              -              -          8,564
                                                                 -----           -----      --------      ---------
Balance at December 31, 1996                                       289              -        189,657         27,959
  Exercise of stock options - 1,193,404 shares
    of common stock issued                                          12              -          6,825              -
  Exercise of warrants - 65,000 shares of common stock issued        1              -            649              -
  Issuance of 210,000 shares of common
    stock in Realty One acquisition                                  2              -          4,198              -
  Repurchase of common stock - 166,400
    shares held in treasury                                         (2)              -        (1,099)        (2,182)
  Restricted stock awards                                            -              -            550              -
  Tax benefit of exercised options and warrants                      -              -            817              -
  Net income for 1997                                                -              -              -         10,233
                                                                 -----           -----      --------      ---------
Balance at December 31, 1997                                    $  302           $  -       $201,597      $  36,010
                                                                 -----           -----      --------      ---------
                                                                 -----           -----      --------      ---------

SEE ACCOMPANYING NOTES.

                Insignia Financial Group, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows



                                                                       YEAR ENDED DECEMBER 31
                                                               1997             1996           1995
                                                               ----             ----           ----
                                                                          (IN THOUSANDS)
OPERATING ACTIVITIES
Net income                                                 $   10,233         $  8,564       $  5,806
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                              31,709           23,031         13,493
    Apartment property depreciation                               966              901              -
    Equity in earnings of partnerships                        (10,027)          (3,590)        (2,461)
    Extraordinary loss                                              -            1,132            728
    Minority interests in consolidated subsidiaries            12,448            1,976            131
    Deferred income taxes                                      (4,044)          (2,516)          (820)
    Changes in operating assets and liabilities:
      Accounts receivable                                     (51,362)         (33,429)        (1,234)
      Other assets                                             (9,682)            (527)           133
      Accrued compensation                                     13,643            7,326          1,635
      Accounts payable and accrued expenses                    13,530           (5,108)        (1,987)
      Commissions payable                                      32,549           18,134              -
                                                           ----------         --------       --------
                                                               29,730            7,330          9,618
                                                           ----------         --------       --------
Net cash provided by operating activities                      39,963           15,894         15,424
                                                           ----------         --------       --------

INVESTING ACTIVITIES
Decrease (increase) in restricted cash, net                         -            6,282         (6,110)
Additions to property and equipment, net                       (7,695)          (6,364)        (3,276)
Payments made for acquisition of management
  contracts and acquired businesses                           (95,797)         (97,248)       (22,489)
Proceeds from Balcor dispositions                               6,762            8,231              -
Purchase of real estate partnership interests                 (93,118)         (99,145)       (23,955)
Distributions from partnerships                                38,061           12,347         11,130
Advances made under note agreements                            (9,172)          (8,077)       (16,376)
Collections on notes receivable                                 4,523           21,911          4,366
Investment in apartment property, net of
  acquired cash                                                     -           (8,005)             -
Organization costs on formation of  IPT                        (3,743)
                                                           ----------         --------       --------
Net cash used in investing activities                       $(160,179)        (170,068)       (56,710)
                                                           ----------         --------       --------

                Insignia Financial Group, Inc. and Subsidiaries

                                                                       YEAR ENDED DECEMBER 31
                                                               1997             1996           1995
                                                               ----             ----           ----
                                                                          (IN THOUSANDS)
FINANCING ACTIVITIES
Proceeds from issuance of common stock                     $      -          $       -      $  71,558
Proceeds from issuance of preferred stock                         -                  -         15,000
Proceeds from trust based convertible
  preferred securities                                            -            149,500              -
Proceeds from refinancing non-recourse
  mortgage note                                                   -             19,300              -
Proceeds from issuance of common stock of IPT                62,420                  -              -
Proceeds from exercise of stock options                       7,487              2,519          1,298
Purchase of treasury stock                                   (3,283)                 -              -
Payment of preferred stock dividends                              -               (281)        (1,072)
Payment of distributions on trust based
  convertible preferred securities                          (10,003)            (1,619)             -
Distributions made to minority interests                     (2,575)              (432)          (100)
Investment made by minority interests                           249                  -          2,651
Payments on notes payable                                   (15,682)          (162,498)      (121,731)
Payments on non-recourse mortgage note                            -            (16,876)             -
Proceeds from notes payable                                 118,141            175,740         89,660
Debt and stock issuance costs                                (2,305)            (6,411)        (2,728)
                                                           --------          ----------     ---------
Net cash provided by financing activities                   154,449            158,942         54,536
                                                           --------          ----------     ---------
                                                           --------          ----------     ---------
Net increase in cash and cash equivalents                    34,233              4,768         13,250
Cash and cash equivalents at beginning of year               54,614             49,846         36,596
                                                           --------          ----------     ---------
Cash and cash equivalents at end of year                   $ 88,847          $  54,614      $  49,846
                                                           --------          ----------     ---------
                                                           --------          ----------     ---------

SEE ACCOMPANYING NOTES.

                Insignia Financial Group, Inc. and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1997


1. ORGANIZATION

Insignia Financial Group, Inc. (the "Company" or "Insignia") is a Delaware corporation incorporated in July 1990. The Company is a fully integrated real estate services company specializing in the ownership and operation of securitized real estate assets throughout the United States and Italy. As a full service real estate management organization, Insignia performs property management, asset management, investor services, partnership accounting, real estate investment banking, mortgage banking and real estate brokerage services for various types of property owners.

One of the Company's subsidiaries, Insignia Properties Trust ("IPT"), was formed in 1996 for the purpose of acquiring and owning interests in multifamily residential and commercial properties, including limited and general partner interests in partnerships which hold such real estate properties. IPT has been organized in a manner that will allow it to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986. The Company and certain of its affiliates have transferred to IPT equity interests in entities comprising or controlling the general partners of certain public real estate limited partnerships in exchange for shares of beneficial interest of IPT.

IPT is the sole general partner of Insignia Properties L.P. ("IPLP"), which functions as the operating partnership of IPT. The Company has transferred to IPLP certain of its limited partner interests in real estate limited partnerships (or equity interests in entities which own such interests) in exchange for units of limited partner interest in IPLP, which units are exchangeable for common shares of IPT or are redeemable for cash. As a result of these transactions, at December 31, 1997 and 1996, IPT was 75% and 98% owned by the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned or majority-owned. All significant intercompany balances and transactions have been eliminated. Certain amounts for prior years have been reclassified to conform with the 1997 presentation.

                Insignia Financial Group, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The amount of cash on deposit in federally insured institutions periodically exceeds the limit on insured deposits. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

LOANS RECEIVABLE

The allowance for credit losses related to loans that are identified for impairment is based on discounted cash flows using the loan's initial effective interest rate or the fair value of the collateral for certain collateral depen dent loans. No significant loans are estimated to be impaired as of December 31, 1997.

INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS

Investments in real estate limited partnerships represent general partner interests of .2% to 4% in certain limited partnerships and limited partner interests in real estate limited partnerships. The investments in real estate limited partnerships are accounted for by the equity method. Equity in earnings from these partnerships amounted to approximately $10,027,000, $3,590,000 and $2,461,000 for 1997, 1996 and 1995, respectively. Equity in earnings for 1996 excludes the Company's equity interest in extraordinary losses by the partnerships from early extinguishments of debt of $1,132,000.

MINORITY INTEREST

Minority interests in consolidated subsidiaries consist of the respective ownership of the minority shareholders.

                Insignia Financial Group, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING EXPENSE

The cost of advertising is expensed as incurred. The Company incurred $2,913,000, $1,815,000 and $758,000 in advertising costs during 1997, 1996 and
1995, respectively.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, net of accumulated depreciation of $8,507,000 (1997), and $5,681,000 (1996). Property and equipment consists of office furniture and fixtures, data processing equipment, computer software, and leasehold improvements.

Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets. Depreciation expense was $2,850,000
(1997), $1,842,000 (1996) and $1,444,000 (1995).

PROPERTY MANAGEMENT CONTRACTS AND COSTS IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESSES

Property management contracts are stated at cost, net of accumulated amortization of $68,772,000 (1997) and $46,020,000 (1996). The Company capi talizes costs paid or payable to third parties in the successful pursuit of acquiring management contracts. These contracts are amortized by the straight-line method over three to fifteen years. All costs related to unsuccessful attempts to acquire management contracts are expensed by the Company.

The carrying value of the property management contracts is reviewed if the facts and circumstances indicate that it may be impaired. If the review indicates that the property management contract costs will not be recoverable, as determined by the estimated profitability of the revenue generated by each portfolio, the Company's carrying value of the property management contract costs are reduced by the estimated shortfall on a discounted basis. No sig nificant contracts are estimated to be impaired as of December 31, 1997, although termination in the future could adversely affect this estimate.

Costs in excess of net assets of acquired businesses are amortized by the straight-line method primarily over 15 to 25 years. Accumulated amortization is $7,036,000 (1997) and $2,553,000 (1996).

                Insignia Financial Group, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

During 1996, the Company adopted FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of" (FAS 121), which requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets carrying amount. The impairment loss is measured by comparing the fair value of the asset to its carrying amount. The adoption of FAS 121 had no material effect on the accompanying financial statements.

NEW ACCOUNTING STANDARDS

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION ("Statement 131"), which is effective for years beginning after December 15, 1997. Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. Statement 131 is effective for financial statements for fiscal years beginning after December 15, 1997, and therefore the Company will adopt the new requirements retroactively in 1998. Management has not completed its review of Statement 131, but does anticipate that the adoption of this statement will change the method by which the Company reports segment disclosures.

LOAN COSTS

The Company capitalizes costs paid to third parties for obtaining or refinancing outstanding indebtedness. These costs are amortized over the term of the respective outstanding debt. Prepaid points are deducted from the related debt and are amortized over the term of the debt.

REVENUE RECOGNITION

Fee based services includes property management and commercial leasing fees, partnership administration and asset management fees, loan origination and loan servicing fees and investment banking fees and commission revenue related to real estate sales. Such revenues are recorded when the related services are performed, unless significant contingencies exist, or at contract closing in the case of real estate sales.

                Insignia Financial Group, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DISTRIBUTIONS

IPT intends to pay distributions of at least the amount required to maintain REIT status under the Internal Revenue Code. In August 1997, the IPT Board adopted a policy to pay a quarterly distribution of $0.15 per common share; however, the payment of any distribution will be dependent on the liquidity and cash flows of IPT, which are primarily dependent on distributions from the underlying partnerships.

INCOME TAXES

The Company accounts for income taxes in accordance with FASB Statement No. 109, "Accounting for Income Taxes". Under Statement 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

IPT elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), beginning with its taxable year ending December 31, 1996. Generally, a REIT which complies with the provisions of the Code and distributes at least 95% of its taxable income to its shareholders does not pay federal income taxes on its distributed income. If IPT fails to qualify as a REIT in any year, its taxable income may be subject to income tax at regular corporate rates (including any applicable alternative minimum tax). Even if IPT qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and excise taxes on its undistributed income.

                Insignia Financial Group, Inc. and Subsidiaries

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Distributions declared of $0.53 per share to IPT shareholders of record on December 30, 1996 and $0.15 per share to shareholders of record on October 31, 1997 were paid during the year ended December 31, 1997. Distributions declared of $0.20 per share were paid during the year ended December 31, 1996. For federal tax purposes, the portions of the 1997 distribution relating to return of capital and earnings and profits are 59% and 41%, respectively. The 1996 distribution consisted entirely of a return of capital. No REIT operating income was earned during 1996. Earnings and profits which determine the taxability of dividends to shareholders, differ from net income reported for financial reporting purposes due to differences for federal tax purposes in the estimated useful lives to compute depreciation and the carrying value (basis) of the investment in partnership interests. The Company is taxed on its share of distributions received from IPT.

FOREIGN CURRENCY TRANSLATION

The financial statements of all foreign subsidiaries were prepared in their respective local currencies and translated into U.S. dollars based on the current exchange rate at the end of the period for the balance sheet and a weighted-average rate for the period on the statement of income. Translation adjustments in 1997 were not material.

3. EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE ("Statement 128"). Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

                Insignia Financial Group, Inc. and Subsidiaries

3. EARNINGS PER SHARE (CONTINUED)

                                                             1997           1996           1995
                                                     -------------------------------------------
                                                        (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
NUMERATOR
Net income                                               $ 10,233       $  8,564       $  5,806
Preferred stock dividends                                       -          (199)         (1,245)(1)
                                                     -------------------------------------------
Numerator for basic earnings per share - income
available to common stockholders                           10,233          8,365          4,561

Effect of dilutive securities:
Preferred stock dividends                                       -            199               (1)
Convertible notes                                               -            152              -
                                                     -------------------------------------------
                                                                -            351              -
                                                     -------------------------------------------
Numerator for diluted earnings per share -
income available to common stockholders after
assumed conversions                                      $ 10,233       $  8,716        $ 4,561
                                                     -------------------------------------------
                                                     -------------------------------------------
DENOMINATOR
Denominator for basic earnings per share - weighted
average shares                                         29,160,330     27,846,807     21,326,414

Effect of dilutive securities:
Employee stock options                                  1,611,388      3,471,260        672,628
Warrants                                                  808,773      1,006,861        729,736
Convertible notes                                               -        653,658              -
                                                     -------------------------------------------
Dilutive potential common shares                        2,420,161      5,131,779      1,402,364
                                                     -------------------------------------------
Denominator for diluted earnings per share - adjusted
weighted-average shares and assumed conversions        31,580,491     32,978,586     22,728,778
                                                     -------------------------------------------
                                                     -------------------------------------------
Basic earnings per share                                     $.35           $.30           $.21
                                                     -------------------------------------------
                                                     -------------------------------------------
Diluted earnings per share                                   $.32           $.26           $.20
                                                     -------------------------------------------
                                                     -------------------------------------------

_______________________________
(1) Conversion of the convertible preferred stock is not assumed in the computation because its effect is anti-dilutive.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS

During 1997, Insignia completed the acquisition of certain property management and brokerage companies, including the following: Rostenberg-Doern, Inc.; HMB Property Services, Inc.; Frain, Camins & Swartchild, Inc.; The Related Companies of Florida; Radius Retail Advisors; Forum Properties, Inc.; Realty One, Inc. and affiliated companies; 100% of the Class B stock of First Winthrop Corporation and a general partnership interest in Winthrop Financial Associates; and Barnes, Morris, Pardoe & Foster. In addition, the Company expanded internationally with the purchase of 60% of the stock of Compagnia di Amministrazione e Gestioni Immobiliare S.p.A. ("CAGISA"), a privately held property management company in Italy. The Company's significant acquisitions during the last three years are discussed below.

                               1997 ACQUISITIONS

FRAIN, CAMINS & SWARTCHILD ACQUISITION

On April 1, 1997, the Company acquired Frain, Camins & Swartchild, Inc. ("FC&S"). FC&S is a full service commercial, retail and industrial real estate brokerage firm located in Chicago, Illinois. The purchase price paid by Insignia for FC&S was approximately $4.4 million, consisting of $3.5 million paid in cash and $850,000 in related acquisition costs. In addition, up to $4.5 million in contingent payments may be paid based on certain future performance measures. The contingent payments, when paid, will be recorded as additional acquisition costs. The operations of FC&S have been included in the operations of the Company since April 1, 1997. The acquisition was accounted for as a purchase.

THE RELATED COMPANIES OF FLORIDA ACQUISITION

On April 29, 1997, the Company acquired a portfolio of certain management rights from The Related Companies of Florida ("Related"). The transaction includes the management of approximately 10,300 units of multifamily residential housing, all of which are located in the state of Florida. The purchase price paid by Insignia for these rights was approximately $12.0 million, consisting of $10.5 million paid in cash, $528,000 in notes payable (net of $8 million in notes receivable issued to the sellers) and approximately $1.0 million in contingent payments and acquisition costs. The operations of Related have been included in the operations of the Company since April 29, 1997. The acquisition was accounted for as a purchase.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS (CONTINUED)

REALTY ONE, INC. AND AFFILIATES ACQUISITION

On October 13, 1997, the Company acquired the outstanding stock of Realty One, Inc. and affiliated companies ("Realty One"), including First Ohio Mortgage Corporation. Realty One is a full service residential real estate brokerage firm headquartered in Cleveland, Ohio and serving primarily the northern region of Ohio. First Ohio Mortgage Corporation originates single family home mortgages for both Realty One clients and third parties. The purchase price paid by Insignia for Realty One was $39.1 million, consisting of approximately $34.1 million in cash, and 210,000 shares of the Company's Class A Common Stock, valued at $4.2 million. In addition, the Company has incurred $825,000 of acquisition costs. The operations of Realty One have been included in the operations of the Company since October 10, 1997. The acquisition was accounted for as a purchase.

FIRST WINTHROP CORPORATION ACQUISITION

On October 27, 1997, the Company acquired 100% of the Class B stock of First Winthrop Corporation and a general partnership interest in Winthrop Financial Associates ("Winthrop"). This acquisition gives the Company the right to direct the activities of real estate limited partnerships owning 47 apartment properties comprising approximately 16,500 residential apartment units. In addition, the Company acquired limited partnership interests in, or the right to acquire limited partner interests in, certain of these partnerships which own 29 properties comprising approximately 12,100 residential apartment units. The purchase price paid by Insignia for Winthrop was approximately $78.4 million, including approximately $28.3 million for limited partnership interests. A deferred tax liability of approximately $17.7 million was recorded in connection with the acquisition. The Winthrop acquisition was accounted for as a purchase. All operations attributable to the Winthrop acquisition have been included in the operations of the Company since October 27, 1997. (See Note 16 for further discussion of Winthrop).

BARNES, MORRIS, PARDOE & FOSTER ACQUISITION

On October 30, 1997, the Company acquired substantially all of the assets of Barnes, Morris, Pardoe & Foster ("Barnes Morris"), a commercial real estate services firm located in the greater Washington, D.C. area. The purchase price paid by Insignia for Barnes Morris was $17.0 million, consisting of approximately $15.2 million in cash and $1.8 million in acquisition costs and contingent guarantees. The operations of Barnes Morris have been included in the operations of the Company since October 30, 1997. The acquisition was accounted for as a purchase.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS (CONTINUED)

                               1996 ACQUISITIONS

EDWARD S. GORDON COMPANY, INC. ACQUISITION

On June 30, 1996, the Company acquired the business and substantially all of the assets of Edward S. Gordon Company, Incorporated ("ESG"). ESG's services include commercial real estate leasing, including tenant and landlord representation, real estate consulting services and commercial real estate brokerage as well as commercial property management in the New York City metropolitan area. At closing, ESG managed approximately 25.5 million square feet of commercial space comprised of 57 properties in New York, New Jersey and Connecticut. The purchase price paid by Insignia for ESG was $73.8 million, consisting of $49.3 million in cash, and $24.5 million of stock options for ESG employees. Additionally, the Company has incurred $875,000 in acquisition costs and a loan of $5 million was granted at the time of the purchase to Edward S. Gordon.

PARAGON GROUP PROPERTY SERVICES, INC. ACQUISITION

On June 30, 1996, the Company acquired the commercial real estate services business of Paragon Group Property Services, Inc. ("Paragon"). Paragon's services include property management, leasing and tenant improvement services for managed properties as well as brokerage, fee development and real estate consulting services performed for various institutional clients. At closing, the acquired business managed and leased approximately 22 million square feet of commercial space comprised of 166 properties located in 17 states. The purchase price paid by Insignia for Paragon was $18.5 million in cash, an additional $4 million in future contingent purchase price (without interest), and warrants to acquire 50,000 shares of Class A Common Stock of Insignia. The warrants are exercisable for a period of five years from closing at $29 per share. Additionally, the Company incurred $930,000 of acquisition costs and recorded a net deferred tax liability of $1.2 million resulting from book and tax differences related to the acquisition.

Both the ESG and Paragon acquisitions were accounted for as purchases. The operations of Paragon and ESG have been included in the operations of the Company since June 30, 1996.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS (CONTINUED)

NATIONAL PROPERTIES, INC. ACQUISITION

On January 19, 1996, the Company purchased substantially all of the assets of National Properties, Inc. ("NPI"), its property management affiliates and certain of its limited partner interests in real estate limited partnerships for an aggregate purchase price of approximately $116 million. In the purchase, Insignia acquired (a) a significant percentage of the limited partnership interests in 14 public real estate limited partnerships, (b) all of the issued and outstanding common stock of NPI, which in turn owned or controlled, directly or indirectly, one or more of the general partners of certain public real estate limited partnerships and certain private limited partnerships, and (c) affiliates of NPI which provide real estate management services, including not less than $13.5 million in net liquid assets. A deferred tax liability of approximately $10.8 million was recorded in connection with the acquisition. All of the funds used to purchase NPI were drawn on Insignia's revolving credit facility with First Union National Bank of South Carolina. The NPI acquisition was accounted for as a purchase. The operations of NPI have been included in the operations of the Company since January 19, 1996.

                               1995 ACQUISITIONS

DOUGLAS ELLIMAN-GIBBONS & IVES ACQUISITION

On September 5, 1995, Insignia purchased the residential property management business of Douglas Elliman-Gibbons & Ives and all of the outstanding stock of Kreisel Company, Inc. (collectively "DEK"). Collectively, the acquired operations manage approximately 300 properties containing approximately 54,000 residential units, all of which are within the metropolitan New York City market and a substantial majority of which are within Manhattan. The purchase price paid by Insignia for these businesses was $14.0 million, consisting of $13.0 million in cash, of which $10 million was financed with a short-term loan from First Union National Bank of South Carolina, and $1.0 million in newly issued shares of Insignia Class A Common Stock (68,708 shares at $14.56 per share). A deferred tax liability of $3.1 million was recorded as a result of book and tax differences related to the acquisition. This acquisition was accounted for as a purchase. The operations of DEK have been included in the operations of the Company since September 5, 1995.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS (CONTINUED)

O'DONNELL PROPERTY SERVICES, INC. ACQUISITION

On May 1, 1995, Insignia acquired all of the outstanding common stock of O'Donnell Property Services, Inc. ("OPSI") for consideration having an aggregate value as of the date of acquisition of approximately $7.0 million, including $2,000,000 in unsecured convertible notes and 55,556 shares of Insignia Class A Common Stock. Insignia acquired property management rights to approximately 23.6 million square feet of commercial, retail, office, and warehouse space located principally in California and Nevada. Insignia entered into consulting agreements with certain of the principal executives of OPSI for a period of five years. Such executives also entered into non-competition agreements with Insignia precluding their engaging in the business of commercial property management in California or Nevada for a period of five years. The OPSI acquisition resulted in a significant increase in commercial property management by Insignia. The operations of OPSI have been included in the operations of the Company since May 1, 1995. This acquisition was accounted for as a purchase.

                               OTHER INFORMATION

Pro forma results of operations for the years ended December 31, 1997, 1996 and 1995 assuming consummation of the FC&S, Related, Realty One, Winthrop and Barnes Morris acquisitions at January 1, 1996, and assuming consummation of the ESG, Paragon, NPI, DEK and OPSI acquisitions at January 1, 1995, is as follows (in thousands, except per share data):


                                             1997           1996           1995
                                         --------       --------       ---------
Revenues                                 $508,283       $431,353       $280,197
Income before extraordinary item            9,413          7,183          7,664
Net income                                  9,413          6,481          7,212
Diluted earnings per common share:
  Income before extraordinary item           $.30           $.22           $.24
  Net income                                 $.30           $.20           $.22


The combined pro forma results of operations of the Company's other 1997 acquisitions were not disclosed based on the materiality of each transaction. The total cost of the Company's other 1997 acquisitions approximated $8.2 million.

These results do not purport to represent the operations of the Company nor are they necessarily indicative of the results that actually would have been realized by the Company if the purchase of the operating entities had been in effect the entire period.

                Insignia Financial Group, Inc. and Subsidiaries

4. ACQUISITIONS (CONTINUED)

The cost of the FC&S, Related, Realty One, Winthrop, Barnes Morris (1997), ESG, Paragon, and NPI (1996) acquisitions are summarized as follows (in thousands):


                                                    1997           1996           1995
                                               -----------------------------------------
    Notes payable and common stock             $  21,463      $  26,525       $  3,711
    Accrued and sundry liabilities                15,658          4,298          1,789
    Deferred tax liability, net                   17,652         11,909          3,115
    Cash paid at the closing dates               121,415        175,892         17,185
                                               -----------------------------------------
                                                $176,188       $218,624        $25,800
                                               -----------------------------------------
                                               -----------------------------------------

The cost was allocated as follows:

                                                1997           1996           1995
                                               -----------------------------------------
    Cash acquired                               $  1,383       $      -       $      -
    Accounts receivable                            5,533              -              -
    Notes receivable                                   -          5,000              -
    Mortgage loans receivable                      8,414              -              -
    Property and equipment                         2,123              -              -
    Property management contracts                 47,811         63,260         24,324
    Non-compete agreements                             -          1,700              -
    Goodwill                                      80,067         74,232              -
    Other assets                                   2,529            594          1,476
    Investment in limited partnership units       28,328         73,838              -
                                               -----------------------------------------
                                                $176,188       $218,624        $25,800
                                               -----------------------------------------
                                               -----------------------------------------

                Insignia Financial Group, Inc. and Subsidiaries

5. REVERSE REPURCHASE AGREEMENTS

Periodically, the Company invests in reverse repurchase agreements. At December 31, 1997 and 1996, respectively, the Company had $8,856,000 and $12,952,000, in reverse repurchase agreements with First Union National Bank of South Carolina ("First Union") collateralized by obligations of the Government National Mortgage Association ("GNMA") with a weighted average interest rate of 5.5% (1997) and 5.8% (1996) with maturities of one to three weeks. In addition, the Company has an agreement with First Union whereby it purchases various bonds with variable interest rates. The bank has guaranteed repurchase of the bonds at par with a 7-day notice from the Company. At December 31, 1997 and 1996, respectively, the Company had $9,966,000 and $34,303,000 invested in such bonds with a weighted average interest rate of 5.7% and 3.7%. All investments for 1997 and 1996 are reflected in the accompanying balance sheet at cost which approximated market value as of such date and are included in cash and cash equivalents.

The Company generally does not take possession of the securities purchased under agreements to resell.

6. RECEIVABLES

                                                                DECEMBER 31
                                                             1997           1996
                                                      ----------------------------------
                                                               (IN THOUSANDS)
Accounts receivable                                     $  23,466        $  9,899
Commissions receivable                                     76,838          33,372
Mortgage loans receivable                                  11,991               -
Income tax refund receivable                                4,488               -
Notes receivable:
  Brokerage employees with interest at prime plus 1%        1,894           1,104
  Outside entities with interest ranging from 8% to 11%       238              60
  Affiliates with interest ranging from 8% to 24%           2,513           1,428
  Chairman, executive officers, and other employees with
    interest ranging from 6% to 10%                           752             177
                                                      ----------------------------------
                                                            5,397           2,769
                                                      ----------------------------------
                                                         $122,180         $46,040
                                                      ----------------------------------
                                                      ----------------------------------

                Insignia Financial Group, Inc. and Subsidiaries

6. RECEIVABLES (CONTINUED)

Accounts receivable consist primarily of management fees expected to be collected in 1998. The accounts receivable are not collateralized, but credit losses have been insignificant and within management's estimate. Commissions receivable consist of commercial lease commissions, substantially from ESG operations, of $70,808,000 (1997) and $29,814,000 (1996). Certain notes receivable are collateralized by various partnership interests, assignment of notes and liens, and real estate.

Principal collections on notes receivable are scheduled as follows (in thousands):


                                   NOTES     COMMISSIONS
                                RECEIVABLE   RECEIVABLE
                                ------------------------
    1998                            $2,020      $69,506
    1999                               247        6,390
    2000                             2,339          815
    2001                               305           89
    2002                               144           14
Later years                            342           24
                                ------------------------
                                    $5,397      $76,838
                                ------------------------
                                ------------------------

                Insignia Financial Group, Inc. and Subsidiaries

7. INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS

The Company has significant equity investments in 50 limited partnerships, through IPT controlled and co-investment partnerships, which own real estate consisting primarily of residential apartments and commercial property throughout the United States. The Company's capital ownership percentages of such investments as of December 31, 1997 are as follows:

                                                            CAPITAL
            REAL ESTATE LIMITED PARTNERSHIP                      OWNERSHIP %
      -----------------------------------------------            -----------
      Consolidated Capital Growth Fund                              39%
      Consolidated Capital Institutional Properties                 26%
      Consolidated Capital Institutional Properties/3               12%
      Consolidated Capital VI                                       22%
      Consolidated Capital III                                      24%
      Consolidated Capital IV                                       27%
      Johnstown/Consolidated Income Partners                        10%
      Davidson Growth Plus, L.P.                                    11%
      Shelter Properties I                                          39%
      Shelter Properties II                                         33%
      Shelter Properties III                                        34%
      Shelter Properties IV                                         32%
      Shelter Properties V                                          39%
      Shelter Properties VI                                         28%
      National Property Investors III                               45%
      National Property Investors 5                                 47%
      National Property Investors 6                                 44%
      National Property Investors 7                                 43%
      National Property Investors 8                                 38%
      Century Property Fund XIV                                     41%
      Century Property Fund XV                                      40%
      Century Property Fund XVI                                     37%
      Century Property Fund XVII                                    38%
      Century Property Fund XVIII                                   29%
      Century Property Fund XIX                                     33%
      Century Property Fund XXII                                    27%
      Fox Strategic Housing Income Partners                         15%
      Consolidated Capital Institutional Properties/2               20%

                Insignia Financial Group, Inc. and Subsidiaries

7. INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS (CONTINUED)

                                                                  CAPITAL
            REAL ESTATE LIMITED PARTNERSHIP                      OWNERSHIP %
      -----------------------------------------------            -----------
      Courtyard Plaza Associates, L.P.                              20%
      101 Marietta Street Associates                                10%
      Mockingbird Associates, L.P.                                  10%
      Brickyard Investors, L.P.                                     19%
      Southwest Associates, L.P.                                    25%
      Brookhollow Associates, L.P.                                  20%
      Western Hills Associates LLC                                  10%
      Bingham Partners, L.P.                                        10%
      Nashpike Partners, L.P.                                       30%
      Bennington Square Associates, L.P.                            20%
      Sleepy Lake Partners, L.P.                                    20%
      Northpoint Partners, L.P.                                     10%
      Chimney Ridge Associates, L.P.                                20%
      Cobble Creek, LLC                                             20%
      Clayton Investors Associates, LLC                             20%
      Fresh Meadows Development, LLC                                35%
      Glades Plaza, L.P.                                            20%
      Hiawassee Oak Partners, L.P.                                  30%
      Springhill Lake Investors, L.P.                               37%
      Riverside Park Associates, L.P.                               35%
      Winrock-Houston, L.P.                                         35%
      Winthrop Texas Investors, L.P.                                20%

These limited partnerships own approximately 212 properties comprising 54,390 apartment units and 5.5 million square feet of commercial space.

The Company, through its ownership in IPT, owns 62% of National Property Investors 4 and therefore consolidates the financial statements of this partnership.

                Insignia Financial Group, Inc. and Subsidiaries

7. INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS (CONTINUED)

Summarized financial information of the unconsolidated limited partnerships is as follows:

                                                                        DECEMBER 31
                                                         ----------------------------------------
                                                           1997             1996           1995
                                                         --------         --------       --------
                                                                       (IN THOUSANDS)
CONDENSED STATEMENTS OF EARNINGS INFORMATION
Revenues                                                 $391,807         $255,922       $107,111

Property operating expenses                               204,716          140,414         59,615
Provision for impairment                                       --               --          8,255
Depreciation and amortization                              72,067           50,504         23,891
Interest                                                   85,897           53,334         14,666
Administrative                                             14,250           10,897          7,554
                                                         --------         --------       --------
Total operating expenses                                  376,930          255,149        113,981
                                                         --------         --------       --------
Income (loss) from operations                              14,877              773         (6,870)
Other gains                                                 8,680            6,640          1,956
                                                         --------         --------       --------
Income (loss) before extraordinary items                   23,557            7,413         (4,914)
Extraordinary items - loss on retirement of debt            (819)           (2,580)           126
                                                         --------         --------       --------
Net income (loss)                                        $ 22,738          $ 4,833       $ (4,788)
                                                         --------         --------       --------
                                                         --------         --------       --------

                Insignia Financial Group, Inc. and Subsidiaries

7. INVESTMENTS IN REAL ESTATE LIMITED PARTNERSHIPS (CONTINUED)

                                                                    DECEMBER 31
                                                                1997           1996
                                                             ----------     ----------
                                                             (IN THOUSANDS)
      CONDENSED BALANCE SHEETS INFORMATION
      Cash and investments                                   $  124,194     $  111,034
      Receivables and deposits                                   75,144         26,762
      Other assets                                               38,428         37,231

      Real estate                                             2,167,817      1,450,794
      Less accumulated depreciation                           (843,658)      (635,942)
                                                             ----------     ----------
      Net real estate                                         1,324,159        814,852
                                                             ----------     ----------
      Total assets                                           $1,561,925     $  989,879
                                                             ----------     ----------
                                                             ----------     ----------

      Mortgage notes payable                                 $1,262,049     $  706,594
      Other liabilities                                          55,668         47,353
                                                             ----------     ----------
      Total liabilities                                       1,317,717        753,947
      Partners' capital                                         244,208        235,932
                                                             ----------     ----------
                                                             $1,561,925     $  989,879
                                                             ----------     ----------
                                                             ----------     ----------

At December 31, 1997 the unamortized excess of the Company's investments over the historical cost of the underlying net assets of the investees was approximately $125.1 million which has been attributed to the fair values of the investees' underlying properties and is being depreciated over their useful lives.

                Insignia Financial Group, Inc. and Subsidiaries

8. ACCRUED AND SUNDRY LIABILITIES

                                                               DECEMBER 31
                                                           1997           1996
                                                         --------        -------
                                                              (IN THOUSANDS)
Estimated acquisition liabilities                        $ 13,993        $ 2,320
Employee compensation                                      31,758         14,275
Deferred taxes                                             24,865         10,617
Legal reserve                                               4,000             --
Deferred revenue                                            2,296          1,476
Accrued vacation                                            1,501          1,308
Other                                                      23,596         10,745
                                                         --------        -------
                                                         $102,009        $40,741
                                                         --------        -------
                                                         --------        -------

9. NOTES PAYABLE

During 1997, to better position the Company in the acquisition market, the Company completed an amendment to its revolving credit facility, increasing the credit limit from $200 million to $275 million. The amended revolving credit facility involves a syndicate of 15 national and international financial institutions. The revolving credit facility bears interest at the annual rate of either prime plus an applicable margin ranging from 1/4 - 3/4%, the Federal Funds Rate, as defined, plus an applicable margin ranging from 1/4 - 3/4%, or LIBOR plus an applicable margin ranging from 1.5 - 2%, at Insignia's option and terminates on March 19, 2000 unless extended. At December 31, 1997, all of the outstanding amounts were subject to the LIBOR based rate. The Company also must pay an unused commitment fee of either
 .25% or .375% on the average unused balance for each quarter. The facility is secured by a pledge of the stock of all material subsidiaries and a negative pledge on all of the Company's service fee contracts and limited partner interests in real estate limited partnerships. The outstanding balance on the revolving credit facility as of December 31, 1997 was $144,000,000.

                Insignia Financial Group, Inc. and Subsidiaries

9. NOTES PAYABLE (CONTINUED)

Notes payable consist of the following:

                                                                   DECEMBER 31
                                                               1997            1996
                                                             --------        -------
                                                                  (IN THOUSANDS)

Revolving credit facility with interest only
 due quarterly at LIBOR plus 1.75%.  Final
 payment due date is March 19, 2000 with possible
 extension to December 11, 2000.                             $144,000        $43,000
Realty One affiliate First Ohio Mortgage
 Corporation maintains a $15 million line of
 credit with a bank that expires on April 30, 1998.
 The credit line is collateralized by substantially
 all assets of First Ohio Mortgage Corporation and
 guaranteed by companies affiliated through common
 ownership.  Repayment of each advance is due within
 fourteen business days of the funding.  Advances on
 the line of credit can only be drawn with evidence of
 a committed residential mortgage and any one line of
 credit cannot be used to fund any single residential
 mortgage in excess of $400,000.  The rate on the
 credit line is equal to the prime rate.                       12,495             --
Realty One revolving credit agreement with a bank for
 $5.5 million, collateralized by the property and
 receivables of Realty One.  Monthly interest payments
 are due at Realty One's option of three rates (i) the
 prime rate, (ii) the bank's Money Market rate plus a
 specified margin as defined, or (iii) the bank's Cost
 of Funds rate plus 2.5%.  The rate at December 31, 1997
 was 6.4%. Advances on the credit line are due at the
 maturity date of September 30, 1999.                           3,500             --

                Insignia Financial Group, Inc. and Subsidiaries

9. NOTES PAYABLE (CONTINUED)

                                                                   DECEMBER 31
                                                               1997            1996
                                                             --------        -------
                                                                  (IN THOUSANDS)
Realty One term loan with a bank, with a $4.5 million
 borrowing limit,collateralized by Realty One's property
 and receivables.  The term loan is payable in monthly
 installments of $75,000 plus interest at Realty One's
 option of three rates (i) the prime rate, (ii) the
 bank's Money Market rate plus a specified margin, as
 defined, or (iii) the bank's Cost of Funds rate plus
 2.5%. The rate at December 31, 1997 was 6.4%.
 The maturity date is June 1, 2001.                          $ 2,625         $   --
Unsecured convertible notes bearing interest at 10%
 with quarterly interest payments.  Principal is payable
 in full at maturity date of April 30, 1998 along with
 any unpaid interest.                                          2,000          2,000
Term note, secured by equipment, bearing simple interest
 at prime plus 1/4% with principal being paid equally
 in 60 monthly installments of $58,333 plus interest.
 Last scheduled payment is January 15, 2000.                   1,458          2,158
Realty One affiliate, Corporate Relocation Management,
 maintains a revolving line of credit agreement for
 $3 million that is collateralized by accounts receivable
 and the option of the bank to record first and/or second
 mortgages on any acquired properties. The outstanding
 balance is due on demand.  The interest rate on the
 credit line was approximately 8.2% at December 31, 1997.      1,349             --
Note payable bearing simple interest of 6.25% per annum
 with principal and interest paid monthly.  Last scheduled
 payment is December 19, 2000.                                 1,322          1,711
Unsecured nonrecourse note payable bearing simple interest
at a rate of 6.5% per annum.                                      --            430

                Insignia Financial Group, Inc. and Subsidiaries

9. NOTES PAYABLE (CONTINUED)

                                                                 DECEMBER 31
                                                              1997          1996
                                                             --------------------
                                                                (IN THOUSANDS)
Two promissory notes payable bearing interest at LIBOR
  plus a margin of 1.75% with quarterly interest payments.
  Principal is payable in full on April 29, 2012.              $  528       $    -
Purchase money note at a rate per annum of 8% with
  quarterly principal and interest payments.  The note
  matures on April 1, 2000 and is secured by assignment
  of certain general and limited partnership interests.         1,847        2,568

Realty One, other notes with interest rates from 5.1% -
  7.7% due at various times through 2001.                         922            -

Unsecured note bearing interest at 8% payable quarterly
  beginning June 1993. Principal is payable in ten equal
  semi-annual payments beginning June 1993.  The note
  matured in December 1997.                                         -        437

Secured promissory note bearing simple interest of 7% per
  annum due on the last day of the year in 5 equal installments of principal plus interest.  Maturity date is December 31,
  1999.                                                            40         60
                                                           --------------------
Subtotal                                                    172,086     52,364
Less prepaid points                                          (1,682)    (2,524)
                                                           --------------------
                                                           $170,404    $49,840
                                                           --------------------
                                                           --------------------

The non-recourse mortgage note payable of $19,300,000 bears interest at 7.33% payable monthly. Principal is payable at maturity. Maturity date is November 1, 2003. The mortgage note is secured by the underlying apartment property.

                Insignia Financial Group, Inc. and Subsidiaries

9. NOTES PAYABLE (CONTINUED)

The Company paid interest of approximately $4,466,000 (1997), $11,346,000
(1996) and $6,516,000 (1995).

Scheduled principal maturities on notes payable after December 31, 1997 are as follows (thousands of dollars):

         1998                                                    $  19,009
         1999                                                        3,149
         2000                                                      149,301
         2001                                                           99
         2002                                                            -
      Later years                                                      528
                                                                 ---------
                                                                  $172,086
                                                                 ---------
                                                                 ---------

Certain of the Company's note agreements contain various restrictive covenants requiring, among other things, minimum consolidated net worth, minimum liquidity, and various other financial ratios.

The Company is in compliance with its restrictive covenants.

10. SUBORDINATED CONVERTIBLE NOTE PAYABLE

In connection with the Gordon Realty acquisition in 1994, Insignia issued a convertible subordinated note of $10,000,000 with interest at 7.5%, due January 17, 2002. The note was converted to 1,117,732 shares of Class A Common Stock on April 29, 1996.

11. REDEEMABLE CUMULATIVE CONVERTIBLE PREFERRED STOCK

On January 17, 1995, the Company sold 15,000 shares of redeemable cumulative convertible preferred stock (voting) to Apollo Real Estate Advisors, LP ("Apollo") for $15,000,000. On March 29, 1996, the Company notified Apollo of its intention to call for the redemption of the 15,000 shares of preferred stock. The preferred stock was converted to 1,509,062 shares of Class A Common Stock on April 29, 1996.

                Insignia Financial Group, Inc. and Subsidiaries

12. TRUST BASED CONVERTIBLE PREFERRED SECURITIES

In November 1996, Insignia Financing I, a Delaware trust and a consolidated subsidiary of the Company (the "Trust"), issued and sold 2,990,000 shares of Trust Based Convertible Preferred Securities (the "Securities") with an aggregate liquidation amount of $149,500,000, sold pursuant to exemptions under the Securities Act of 1933, as amended, and the rules thereunder. All of the outstanding common securities of the Trust are owned by the Company. The sole asset of the Trust is the $154.1 million principal amount of 6.5% convertible subordinated debentures of the Company due September 30, 2016. The Company has certain obligations relating to the Securities which amount to a full and unconditional guarantee of the Trust's obligations under the Securities. The debentures issued and the common securities purchased by the Company are eliminated in the balance sheet. The Securities will mature on September 30, 2016 and require distributions at the rate of 6.5% per annum, with quarterly distributions payable in arrears. The Company has the option to defer distributions from time to time, not to exceed 20 consecutive quarters. The Company made distributions of $10,003,000 and $1,619,000 for 1997 and 1996, respectively, which are reflected in minority interests in the consolidated statements of income. The Securities are convertible into the Company's Class A Common Stock at $26.50 per share through September 30, 2016 or upon the Company's option to redeem the Securities after November 1, 1999.
 The Securities are structured such that the distributions are tax deductible to the Company. The proceeds of the offering were used to pay down debt under the revolving credit facility.

Discounts and offering costs, net of accumulated amortization, of approximately $5,435,000 and $5,331,000 at December 31, 1997 and 1996, have been netted against the Securities and are being amortized over the term of the Securities.

13. STOCKHOLDERS' EQUITY

COMMON STOCK, PREFERRED STOCK AND RETAINED EARNINGS

Effective December 31, 1995, the Company issued a two-for-one stock split effected in the form of a stock dividend of the Company's Class A Common Stock. All share related data for the year ended December 31, 1995 has been restated to give effect to the stock split.

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

In October 1995, the Company completed a public offering in which 3,850,000 shares of Class A Common Stock were sold by the Company and 1,350,000 shares were sold by certain stockholders of the Company. The gross selling price of the stock was $14.50 per share. The Company received approximately $57,600,000, including proceeds from options exercised in anticipation of the offering, in cash after the payment of certain underwriting costs. The proceeds were used to: 1) repay the majority of its long-term indebtedness, and 2) fund in part the NPI acquisition.

IPT's declaration of trust has authorized the issuance of up to 400,000,000 common shares and 100,000,000 preferred shares of beneficial interest. A private offering was completed in August 1997 with a total of 5,231,000 common shares issued at $10.00 per share. IPT also granted to certain potential investors an option to purchase for cash up to 1,000,000, in the aggregate, common shares of beneficial interest of IPT, at any time on or before October 10, 1997, at the price of $10 per share, provided that the purchaser is not in breach of certain covenants at the time of the purchase. This option was exercised during 1997. IPLP had 26,972,650 and 19,567,535 units outstanding at December 31, 1997 and 1996, respectively, which may be redeemed, subject to certain restrictions, for an equivalent number of common shares of IPT.

The Company's ability to pay dividends is subject to restrictions contained in its revolving credit facility. At December 31, 1997, the Company has unrestricted stockholders' equity of $55,182,000. At December 31, 1997, approximately $8,300,000 of the Company's retained earnings is represented by undistributed earnings of the companies underlying the investments in real estate limited partnerships that are accounted for by the equity method.

The Company had 2,813,366 (1997) outstanding warrants to acquire shares of Class A Common Stock of the Company, with exercise prices ranging from $7 - $29 and expiration dates from 1999 - 2003.

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK-BASED COMPENSATION

The Company's 1992 Stock Incentive Plan (the "Plan") has authorized the grant of options to management personnel for up to 5,250,000 shares of the Company's common stock. The term of each option will be determined by the Company's Board of Directors but will not be more than ten years from the date of grant. The Plan may be terminated by the Board of Directors at any time. Options granted typically have five year terms and vest ratably over a five-year period. Options are granted at prices not less than 100% of the fair market value of the Class A Common Stock at the date of grant.

The Company's 1995 Non-Employee Director Stock Option Plan (the "Directors Plan") has authorized the grant of options for up to 500,000 shares of the Company's Class A Common Stock. The terms of the Directors Plan are similar to the Plan.

The Company assumed 1,482,879 options under Non-Qualified Stock Option Agreements in connection with the acquisition of Edward S. Gordon Company Incorporated and Edward S. Gordon Company of New Jersey, Inc. The options granted are vested and have 5 year terms.

The Company had 240,800 (1997) outstanding restricted stock awards to acquire shares of Class A Common Stock of the Company. These awards, which have a 5 year vesting period, were granted to officers and other employees of the Company in 1997. Total compensation expense of $550,000 was recognized by the Company in 1997 for these awards.

During 1997, Insignia approved the repricing of certain employee stock options issued during 1996. The 274,900 options involved were issued primarily to new employees joining the Company through acquisitions. The repriced options have an exercise price of $17.50 per share over the five year vesting period, compared to a weighted average exercise price of $23.65 prior to repricing. In addition, the Company's shareholders approved amendments to the Certificate of Incorporation, as previously amended, authorizing 50 million additional shares of Class A Common Stock, par value $0.01 per share.

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

In August 1997, IPT adopted the 1997 Share Incentive Plan (the "IPT Plan") to provide for the granting of share options and restricted shares to certain key employees (including officers), directors, consultants and advisors of IPT, including certain employees of Insignia. The IPT Plan will be administered by the Board of Trustees of IPT or a committee of the Board of Trustees. The IPT Plan provides that options granted may be "incentive share options" (as defined in the Code), non-qualified options or restricted shares, which vest on the attainment of performance goals or subject to vesting requirements or other restrictions prescribed by the Board of Trustees. The maximum number of IPT common shares available for awards is 1,200,000 shares, subject to adjustment under certain circumstances. The IPT Plan may be terminated by the Board of Trustees of IPT at any time.

The exercise price of options granted under the IPT Plan may not be less than 100% of the fair market value of an IPT common share on the date of grant. However, an incentive share option granted to the holder of more than 10% of the total combined voting power of all of the shares of beneficial interest of IPT or any subsidiary must have an exercise price of at least 110% of the fair market value of the shares on the date of grant and the option by its terms must not be exercisable after the expiration of five years from the date it is granted. Absent a public market for the IPT common shares, the IPT Plan provides for the fair market value to be determined by the Board of Trustees (or a committee thereof if one has been appointed to administer the IPT Plan).

An option may not be granted with a term exceeding ten years (five years in the case of incentive stock options granted to a holder of more than 10% of the total voting power of all classes of IPT's capital stock on the date of the grant). Options may be exercised by paying the purchase price in cash or, if the option agreement permits, wholly or partly in IPT common shares already owned by the optionee.

At or prior to the exercise of a nonqualified share option, the IPT Board will have the discretion to permit the optionee, in lieu of purchasing the entire number of shares subject to purchase under the option, to relinquish all or part of the unexercised portion of the option for cash in the amount of the difference between the aggregate value of the shares subject to the option and the aggregate exercise price of the option. At the discretion of the optionee, this amount may be paid in IPT common shares.

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock based compensation because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options and warrants. Under APB 25, because the exercise price of the Company's employee stock options and warrants equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Pro forma information regarding net income and earnings per share is required by Statement 123, which also requires that the information be determined as if the Company has accounted for its employee stock options and warrants granted subsequent to December 31, 1994 under the fair value method of that Statement. The fair value for these options and warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              1997           1996          1995
                                                             ------------------------------------
   Risk-free interest rate                                     5.4%           6.2%          6.2%
   Dividend yield                                              N/A            N/A           N/A
   Volitility factors of the expected market price              .45            .40           .42
   Weighted-average expected life of the options               3.72           3.25          3.25

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options and warrants which have no vesting restrictions and are fully transferable. In addition, option valuation models required the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options and warrants have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options and warrants.

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair values of the options and warrants are amortized to expense over the options' and warrants' vesting period. The Company's pro forma information follows (in thousands, except for earnings per share information):

                                                           1997           1996        1995
                                                          ---------------------------------
   Pro forma net income                                   $6,802         $3,154      $1,208
   Pro forma earnings per share - basic                      .23            .10         .05
   Pro forma earnings per share - diluted                    .22            .10         .05

Because FAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect was not fully reflected in 1996 and 1995.

Summaries of the Company's stock option and warrant activity, and related information for the years ended December 31 are as follows:

                                           1997                     1996                   1995
                                  ----------------------   ---------------------  ----------------------
                                                WEIGHTED                WEIGHTED                WEIGHTED
                                                AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE                EXERCISE                EXERCISE
                                   SHARES        PRICE      SHARES        PRICE     SHARES        PRICE
                                  ---------     --------   ---------    --------  ---------     --------
Outstanding at beginning
 of year                          7,831,558       $11.26   5,904,884     $10.52   2,094,094     $  7.62
Granted                           1,196,700        14.90     881,000      23.97   4,038,128       11.68
Assumed in connection with
 ESG acquisition                                           1,482,879       5.79           -           -
Exercised                         1,258,404         6.42     352,637       6.97     214,804        4.10
Forfeited/canceled                  592,816        20.27      84,568      12.69      12,534        9.46
                                  ---------      --------  ---------    -------   ---------     -------
Outstanding at end of year        7,177,038       $12.07   7,831,558     $11.26   5,904,884      $10.52

Exercisable at end of year        4,670,004       $10.65   4,982,633    $  9.02   2,795,972     $  9.08

Weighted-average fair value of
 options granted during
 the year                                        $  7.56                $  8.56                       -

                Insignia Financial Group, Inc. and Subsidiaries

13. STOCKHOLDERS' EQUITY (CONTINUED)

Significant option and warrant groups outstanding at December 31, 1997 and related weighted average price and life information follows:

                                                                              OPTIONS/WARRANTS
                                OPTIONS/WARRANTS OUTSTANDING                     EXERCISABLE
------------------------------------------------------------------------   -----------------------
                                                                 WEIGHTED                 WEIGHTED
                                          WEIGHTED AVERAGE       AVERAGE                  AVERAGE
     RANGE OF                  NUMBER        REMAINING           EXERCISE     NUMBER      EXERCISE
 EXERCISE PRICES            OUTSTANDING   CONTRACTUAL LIFE        PRICE    EXERCISABLE     PRICE
 ---------------            -----------   ----------------        -----    -----------    --------
$0.00 to $5.00                 343,933        3 years            $ 0.74       103,133      $ 2.48
$5.01 to $10.00              3,240,221        2 years              8.36     2,838,867        8.18
$10.01 to $15.00             2,161,824        4 years             13.70     1,449,484       13.74
$15.01 to $20.00               854,560        4 years             18.12       158,520       19.03
$20.01 to $25.00               246,500        5 years             21.04         2,000       21.00
$25.01 to $29.00               330,000        4 years             27.29       118,000       27.71
                             ---------                           ------     ---------      ------
                             7,177,038                           $12.07     4,670,004      $10.65
                             ---------                           ------     ---------      ------
                             ---------                           ------     ---------      ------

                Insignia Financial Group, Inc. and Subsidiaries

14. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                               DECEMBER 31
                                                          1997           1996
                                                        --------       --------
                                                              (IN THOUSANDS)
Deferred tax liabilities:
  Purchased intangibles                                 $(28,769)      $(11,166)
  Tax over book depreciation                              (2,512)        (1,572)
  Partnership earnings differences                        (3,294)        (1,913)
  Compensation and benefits                                   --           (601)
                                                        --------       --------
Total deferred tax liabilities                           (34,575)       (15,252)

Deferred tax assets:
  Compensation and benefits                                2,664             96
  Other, net                                               5,190          2,811
  State income tax credits                                   853            774
  Net operating losses                                     2,082          1,824
                                                        --------       --------
Total deferred tax assets                                 10,789          5,505
Valuation allowance for deferred tax assets               (1,079)          (870)
                                                        --------       --------
Deferred tax assets, net of valuation allowance            9,710          4,635
                                                        --------       --------
Net deferred tax (liabilities)                          $(24,865)      $(10,617)
                                                        --------       --------
                                                        --------       --------

                Insignia Financial Group, Inc. and Subsidiaries

14. INCOME TAXES (CONTINUED)

Significant components of the provision for income taxes, including the income tax provision for extraordinary items, are as follows:

                                                           1997           1996           1995
                                                           ----           ----           ----
                                                                     (IN THOUSANDS)
    Current (payable):
      Federal                                             $ 9,267        $ 6,889        $4,592
      State                                                 1,599            877          (213)
                                                          -------        -------        ------
    Total current                                          10,866          7,766         4,379

    Deferred:
      Federal                                              (3,595)        (2,298)         (650)
      State                                                  (449)          (218)         (170)
                                                          -------        -------        ------
    Total deferred                                         (4,044)        (2,516)         (820)
                                                          -------        -------        ------
                                                          $ 6,822        $ 5,250        $3,559
                                                          -------        -------        ------
                                                          -------        -------        ------

The reconciliation of income tax attributable to continuing operations computed at the U.S. statutory rate to income tax expense is shown below (dollars in thousands):

                                                  1997                 1996                1995
                                             ----------------     ----------------    ----------------
                                             AMOUNT   PERCENT     AMOUNT   PERCENT    AMOUNT   PERCENT
                                             ------   -------     ------   -------    ------   -------
Tax at U.S. statutory rates                  $5,969    35.0%      $4,835    35.0%     $3,280    35.0%
Effect of incremental tax rates                  --      --           --      --        (102)    (1.1)
State income taxes, net of Federal
  tax benefit                                   582     3.4          688     5.0         367      3.9
Tax credits                                    (189)   (1.1)          --      --          --       --
Effect of permanent differences                (798)   (4.7)        (333)   (2.4)         80      0.9
Change in valuation reserve                     205     1.2           --      --          18      0.2
Change in state tax rates                       691     4.1           --      --          --       --
Other                                           362     2.1           60     0.4         (84)     (.9)
                                             ------   -------     ------   -------    ------   -------
                                             $6,822    40.0%      $5,250    38.0%     $3,559     38.0%
                                             ------   -------     ------   -------    ------   -------
                                             ------   -------     ------   -------    ------   -------

Income taxes paid in 1997, 1996 and 1995 were $16,279,000, $4,756,000 and
$7,048,000, respectively. Income taxes payable of $1,916,000 (1996) are included in accrued and sundry liabilities. Income taxes receivable of $4,488,000 (1997) are included in receivables.

                Insignia Financial Group, Inc. and Subsidiaries

14. INCOME TAXES (CONTINUED)

As a result of the acquisition of Paragon Group Properties Services, Inc., the Company acquired use of net operating losses of approximately $5,000,000. These losses carryforward to the calendar year ended December 31, 2010. The carryforward is subject to provisions of the Internal Revenue Code, which limit the use of the carryforward to the lesser of the value of the stock multiplied by the Federal long-term tax-exempt rate or the subsidiary's income.

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS

LITIGATION

UNITED STATES DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT. On or about May 8, 1997, the United States Department of Housing and Urban Development ("HUD") filed a civil lawsuit against one of the third party, unaffiliated owners of affordable housing to which the Company provides management services. The complaint alleges that the owner, Associated Financial Corporation ("AFC") of Los Angeles, California, whose chairman is A. Bruce Rozet, had improperly received monies from 17 properties managed by the Company over a period of approximately six years. The allegations include statutory violations which could, if proven, give rise to double and treble damages as well as civil penalties for false filings. The Company was not named as a defendant in the suit.

On August 13, 1997, the Company entered into an agreement with HUD which resolved any claims which HUD could have made against the Company arising out of the allegations in the complaint against AFC and Rozet. Insignia has not admitted to any liability or wrongdoing in the matter, and it has affirmatively stated that it relied on the advice of legal counsel that its actions were proper. Although the Company believes it acted properly, it agreed to resolve the matter expeditiously to avoid potential complex, costly and disruptive litigation. In connection with the agreement, the Company paid the Government the sum of $5 million ("Release Fee") and recorded a one-time charge of $5 million (pre-tax) for its third quarter ended September 30, 1997.

In addition, the Company agreed with HUD that it could make voluntary disclosures to the Government concerning other conduct arising out of or relating to its management of HUD-related properties. On or about October 13, 1997, the Company provided additional information to the Government, and the Government has until March 13, 1998, to determine whether it will challenge any of the conduct voluntarily disclosed by the Company. The parties have agreed that, in the event of a dispute, the parties will attempt to resolve that dispute through mediation. To date the Government has not made any determination pursuant to the agreement challenging any of the Company's disclosures.

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

Including the $5 million Release Fee, the Company recorded total charges aggregating $10.2 million in 1997 for costs incurred and accrued in relation to its management of HUD properties. At December 31, 1997, the Company had $4.0 million included in accrued and sundry liabilities representing the estimated future costs associated with its management of such properties. The Company does not anticipate further costs beyond those already incurred and accrued. (See Note 20 for further discussion).

In December 1997, AFC and a number of affiliates made a motion to implead the Company as a third party defendant. In the proposed third party complaint, AFC and affiliates allege a number of claims sounding principally in indemnification. The Government has filed an opposition to that motion. On February 3, 1998, the Court denied AFC's motion to implead.

1997 TENDER OFFER LITIGATION. In August 1997, IPLP Acquisition I LLC, a wholly-owned subsidiary of IPLP (the "Purchaser"), commenced tender offers for limited partner interests in six partnerships: Century Property Fund XVII, Century Property Fund XIX, Century Property Fund XXII, National Property Investors 4, Consolidated Capital Properties IV and Fox Strategic Housing Income Partners (the "Tender Partnerships").

On September 5, 1997, City Partnerships Co., a partnership claiming to own partnership units in the Tender Partnerships, filed a complaint with respect to a purported class action and derivative suit in the Court of Chancery in the State of Delaware in and for New Castle County (the "City Partnerships Complaint") seeking, among other things, compensatory damages, a declaration that the defendants have breached their fiduciary duties to the limited partners of the Tender Partnerships, an order directing the defendants to carry out their fiduciary duties and an order enjoining the tender offers. The City Partnerships Complaint, which names as defendants the Purchaser, Insignia, IPLP and the Tender Partnerships, contains allegations that, among other things, the defendants have intentionally mismanaged the Tender Partnerships and acted contrary to the limited partners' best interests by manipulating the limited partners into selling their units pursuant to the tender offers for substantially lower prices than the units are worth. In the City Partnerships Complaint, the plaintiffs also allege that, as a result of the tender offer and in light of the acknowledged conflict of interest between the Purchaser and the general partners, Insignia breached its duty to provide an independent analysis of the fair market value of the units sought in the tender offer materials. The City Partnerships Complaint contains further allegations that the defendants failed to appoint a disinterested committee to review the tender offer, and therefore did not adequately consider other alternatives available to the limited partners (such as a liquidation or auction of the Tender Partnerships or their assets), resulting in an offer that may not be in the best interest of the Tender Partnerships and the limited partners.

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

On September 8, 1997, persons claiming to own limited partnership units in the Tender Partnerships filed a complaint with respect to a purported class action and derivative suit in the Superior Court for the State of California for the County of San Mateo (the "Kline Complaint") seeking, among other things, an order requiring corrections to the disclosures in the offer documents and enjoining the offers, an order requiring the defendants to discharge their fiduciary duties to the limited partners of the Tender Partnerships by seeking other transactions that would maximize value for the limited partners of the Tender Partnership and compensatory damages. The Kline Complaint named as defendants the Purchaser, Insignia, IPT, IPLP, the Tender Partnerships, their Insignia-affiliated general partners, and one individual who is an officer and director of Insignia. The Kline Complaint contains allegations that, among other things, the defendants have intentionally mismanaged the Tender Partnerships and acted contrary to the limited partners' best interests, through use of non-public material information gained as a result of the relationship between the Purchaser and the general partners of the Tender Partnerships, in order to prolong the lives of the Tender Partnerships and thus continue the revenue derived by Insignia from the Tender Partnerships, while at the same time reducing the demand for the Tender Partnerships' units in the limited resale market for the units by artificially depressing the trading prices for the units in order to create a favorable environment for the tender offers. In the Kline Complaint, the plaintiffs also allege that, as a result of the tender offers, the Purchaser will acquire effective voting control over the Tender Partnerships at highly inadequate prices, and that the tender offer documents contain numerous false and misleading statements and omissions of material facts. The alleged misstatements and omissions concern, among other things, the advantages to limited partners of tendering units pursuant to the tender offers, the description of the estimated liquidation values in the offer documents and the estimated expenses that were taken into account in computing that Value; the true financial condition of the Tender Partnerships and the ability to sell or refinance any of the Tender Partnerships' properties; the factors affecting the likelihood that properties owned by the Tender Partnerships will be sold or liquidated in the near future; the liquidity and value of the units; the limited secondary market for units; and the true nature of the market for the underlying assets. On September 24, 1997, the Court denied plaintiffs' application for a temporary restraining order and for preliminary injunctive relief prohibiting the Purchaser from proceeding with the tender offers.

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

On September 10, 1997, persons claiming to own limited partnership units in the Tender Partnerships filed a complaint with respect to a purported class action and derivative suit in the Superior Court for the State of California for the County of Alameda (the "Heller Complaint") seeking, among other things, an order enjoining the tender offers, an order requiring the defendants to discharge their fiduciary duties to the limited partners of the Tender Partnerships by, among other things, engaging independent persons to act in the best interests of the limited partners and by seeking other transactions that would maximize value for the limited partners, an order requiring the defendants to explore other alternatives to the tender offers and compensatory damages. The Heller Complaint names as defendants the Purchaser, Insignia, IPLP, IPT, the Tender Partnerships and their Insignia-affiliated general partners. The Heller Complaint contains allegations that, among other things, the defendants have intentionally mismanaged the Tender Partnerships and acted contrary to the limited partners' best interests, through use of non-public material information gained as a result of the relationship between the Purchaser and the general partners of the Tender Partnerships, and failed to adequately consider other alternatives available to the Tender Partnerships, such as a sale or liquidation of the Tender Partnerships' properties, or to hire an independent person to advise the general partners as to such alternatives. In the Heller Complaint, the plaintiffs also allege that, as a result of the tender offers, the Purchaser will acquire effective voting control over the Tender Partnerships at highly inadequate prices, and that the tender offer documents contain numerous false and misleading statements and omissions of material facts. The alleged misstatements and omissions concern, among other things, the advantages to limited partners of tendering units pursuant to the tender offers; the true financial condition of the Tender Partnerships and the ability to sell or refinance any of the Tender Partnerships' properties; the factors affecting the likelihood that properties owned by the Tender Partnerships will be sold or liquidated in the near future; the liquidity and value of the units; the limited secondary market for units; the true nature of the market for the underlying assets; and the true intentions of Insignia and its affiliates with respect to the units.

The Company believes that the allegations contained in the City Partnerships Complaint, the Kline Complaint and the Heller Complaint are without merit and intend to vigorously contest the plaintiffs' actions. (See Note 20 for further discussion).

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

1996 TENDER OFFER LITIGATION. In May 1996, Walton Street Capital Acquisition II, MLLC ("Walton Street"), together with certain Insignia affiliates, commenced tender offers for limited partner interests in ten real estate limited partnerships syndicated by The Balcor Company ("Balcor"). In May 1996, certain persons claiming to be holders of limited partner interests commenced a lawsuit entitled CHIPAIN, TOM, V. WALTON STREET CAPITAL ACQUISITION II, LLC,. in the Circuit Court of Cook County, Illinois, County Department, Chancery Division, on behalf of themselves, on behalf of a putative class of plaintiffs, and, as amended, derivatively on behalf of the Balcor-syndicated partnerships, challenging the actions of the defendants (including Insignia, and Insignia officer and certain affiliates, Walton Street and the general partners of the Balcor-syndicated partnerships) in connection with the tender offers and certain other matters.

The complaint, as amended, contained allegations that the tender offers were inadequate and coercive based, in part, upon information allegedly obtained by Insignia in violation of its fiduciary duties. Defendants promptly moved to dismiss the complaint and on June 5, 1996 the court dismissed the complaint as to Insignia and Walton Street, with leave to replead. On June 11, 1996 plaintiffs filed an amended class and derivative action complaint, repeating the same allegations as in their initial complaint, and recasting some as derivative, rather than direct class, claims. Defendants moved to dismiss the amended complaint and on June 18, 1996, the court again dismissed plaintiffs' amended complaint as to Insignia and Walton Street.

On June 14, 1996 a second class and derivative suit, similar in material respects to the CHIPAIN litigation, was filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. That complaint, entitled SANDRA DEE V. WALTON STREET CAPITAL ACQUISITION II, LLC, ET AL., contained substantially the same allegations as the CHIPAIN complaints and asserted additionally that the tender offers violated certain state securities and consumer statutes. Pursuant to the court's orders consolidating the CHIPAIN and DEE complaints with another action which does not name Insignia, a new amended and consolidated class and derivative action complaint was filed on July 25, 1996. The plaintiffs in the CHIPAIN action are not parties to this latest complaint.

               Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

On August 16, 1996 Insignia moved to dismiss the amended and consolidated class and derivative action complaint. The motion was heard by the court on September 27, 1996 at which time the court granted leave to the plaintiff to
(i) withdraw its pending complaint and (ii) serve a second amended and consolidated class and derivative action complaint. On October 8, 1996 plaintiffs filed a second amended and consolidated class and derivative action complaint which added claims of alleged antitrust injury and unjust enrichment. On October 25, 1996 Insignia moved to dismiss the second amended and consolidated class action complaint. That motion was heard by the court in December 1996. On December 18, 1996 the court issued a decision granting Insignia's motion to dismiss. By order dated January 7, 1997 the court dismissed the second amended and consolidated class action complaint with prejudice. Plaintiffs filed a notice of appeal in the DEE action on February 14, 1997.

The Company and certain subsidiaries are defendants in lawsuits arising in the ordinary course of business. Such lawsuits are primarily insured claims arising from accidents at managed properties. Claims may demand substantial compensatory and punitive damages.

Management believes that the aforementioned lawsuits will be resolved without material loss to the Company or its subsidiaries.

ENVIRONMENTAL LIABILITIES

Under various Federal and state environmental laws and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous or toxic substances or petroleum product releases at the property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by such parties in connection with contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The owner or operator of a site may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. There can be no assurance that the Company, any of its affiliates, or any assets owned or controlled by the Company or any of its affiliates currently are in compliance with all of such laws and regulations, or that the Company or its affiliates will not become subject to liabilities that arise in whole or in part out of any such laws, rules, or regulations. Management is not currently aware of any environmental liabilities which are expected to have a material adverse effect on the Company's operations or financial condition.

                 Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

OPERATING LEASES

The Company leases office space and equipment under noncancelable operating leases. Minimum annual rentals under operating leases for the five years ending after December 31, 1997 are as follows (in thousands):

    1998                                                 $17,567
    1999                                                  15,150
    2000                                                  13,156
    2001                                                  10,925
    2002                                                   9,047
    Thereafter                                            19,767
                                                       -------------
    Total minimum payments required                      $85,612
                                                       -------------
                                                       -------------

Rental expense was approximately $12,307,269 (1997), $7,753,000 (1996) and
$4,726,000 (1995).

Certain of the leases are subject to annual escalation based on the Consumer Price Index or annual increases in operating expenses. The Company's headquarters lease contains two renewal options of five years each.

RETIREMENT PLAN

The Company established a 401(k) savings plan covering substantially all of its employees. The Company may make a contribution equal to 50% of the employees' contribution up to a maximum of 3% of the employees' compensation and participants fully vest in employer contributions after 5 years. The Company expensed $1,990,000, $1,506,000 and $855,000 in contributions to the Plan during 1997, 1996 and 1995, respectively.

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT ("HUD")

Approximately 13% of the residential units managed by the Company were housing projects subsidized under various government programs administered by the United States Department of Housing and Urban Development ("HUD"). As a result, certain aspects of Insignia operations are subject to regulation by HUD. The programs administered by HUD have been under continuing review by the United States Congress. Recent changes could result in reductions of rents, on which management fees generally are based, in some HUD-subsidized projects. In addition, rent subsidies which currently are tied to projects may be converted to "tenant-based" assistance, permitting tenants in subsidized projects to retain their subsidies while moving elsewhere. The occupancy level or rental rates of such projects could be affected and, accordingly, the management fee paid to the property manager could be reduced. It is possible that changes in programs administered by HUD could result in lower rental revenue and project cash flow from which management and other fees are derived; however, the details of the implementation of recent changes are not yet sufficiently specific to determine their actual impact on such fees, if any.

PROPERTY DISPOSITIONS

In November 1994, the Company acquired substantially all of the assets (consisting primarily of management contracts) of Allegiance Realty Group, a wholly owned subsidiary of the Balcor Company, Inc. ("Balcor"). Balcor announced in the second quarter of 1996 its intention to sell a large portion of the properties covered by these management contracts. The Company entered into an agreement with Balcor whereby an advisory fee would be paid to the Company based on the property sales for services rendered in the sales transactions. The Advisory Agreements have terms of one year and the fees range from .75% to 1.25% of the sales price of the property. The fees are and will continue to be paid in cash after the close of each transaction. Management believes that the unamortized purchase price relating to properties managed for Balcor properly reflects the asset value and that no impairment exists.

GENERAL PARTNERS

The qualified REIT subsidiaries of IPT either control or serve as general partner in limited partnerships and these subsidiaries may be liable for recourse obligations of the limited partnerships if the limited partnerships were unable to satisfy those obligations. IPT believes that each limited partnership has more than adequate resources to discharge all recourse obligations and maintain adequate insurance.

                Insignia Financial Group, Inc. and Subsidiaries

15. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS (CONTINUED)

COMMITMENTS

In connection with the NPI acquisition, Insignia assumed outstanding commitments under arrangements established prior to the acquisition. Under the terms of the arrangements, Insignia may be obligated to loan up to $500,000 to certain partnerships ($2,600,000 in aggregate) and $150,000 to certain other partnerships ($6,000,000 in aggregate) at interest rates not to exceed prime plus 2%. At December 31, 1997, no amounts were outstanding related to the arrangements.

OBLIGATIONS TO FORMER GENERAL PARTNERS

Each of the corporate general partners owned by IPT was acquired by Insignia from unaffiliated prior owners. The acquisition agreements provided that Insignia and IPT would be indemnified from claims attributable to events or actions prior to their ownership, and Insignia (now IPT) indemnify the prior owners from claims or causes of action arising after the change in ownership. In addition, certain former owners of the general partners of seven limited partners retained the obligation with respect to 100% (and in some instances 75%) for capital contributions that may be required by the general partners upon windup of the applicable partnerships.

ANGELES MORTGAGE INVESTMENT TRUST MERGER

On July 18, 1997, IPT entered into a definitive merger agreement to merge with Angeles Mortgage Investment Trust ("AMIT"). The definitive agreement provides that each AMIT Class A share will be exchanged for 1.625 IPT common shares and each outstanding AMIT Class B share will be exchanged for 0.033 IPT common shares. The exchange ratios will be appropriately adjusted based on the respective amounts of per-share dividends declared or paid by AMIT since January 1, 1997 and by IPT since January 31, 1997. The proposed transaction is contingent upon, among other conditions, AMIT's receipt of a fairness opinion and the approval of the proposed transaction by certain governmental authorities and by the shareholders of AMIT.

                Insignia Financial Group, Inc. and Subsidiaries

16. RELATED PARTY TRANSACTIONS

METROPOLITAN ASSET ENHANCEMENT, L.P. ("MAE")

The Company holds a 19.1% limited partnership interest in MAE. MAE was formed in December 1990 to be the principal vehicle for acquiring general partner interests in limited partnerships owning real estate and real estate related assets that would be managed or serviced by the Company. The Chairman, Chief Executive Officer, and President of the Company is the sole stockholder of the general partner of MAE, which has a 1% general partnership interest in MAE.

In August 1993, the Company entered into an agreement with MAE ("MAE Agreement") whereby: 1) the Company agreed to assist MAE as its advisor and agent in connection with MAE's acquisition, asset management, property management, and securitization activities and in connection therewith to perform all related services; 2) the Company agreed to render to MAE full investment banking, financial advisory, recapitalization, asset restructuring, securitization and mortgage banking services (as sole compensation for the provision of such services, the Company receives incentive management fees, transaction fees, and cost reimbursements, as defined in the MAE Agreement); and 3) the Company and MAE agreed that, in the event either obtains an opportunity to acquire interests in real estate or in entities which own or control real estate, the Company will have the first right to acquire such interests. The Company and MAE have also agreed that if the Company elects not to acquire any such interests, but MAE does elect to acquire such interests and the Company elects to provide any financing to MAE for such acquisition, then such financing will be by means of loans that will bear interest at a rate equal to the rate then paid by the Company on indebtedness under a revolving credit facility. If the Company is not a party to a revolving credit facility, such rate will be the estimated rate the Company would pay on indebtedness incurred under a revolving credit facility. As a result of the MAE GP merger, as discussed in Note 20, the MAE Agreement has been terminated.

                Insignia Financial Group, Inc. and Subsidiaries

16. RELATED PARTY TRANSACTIONS (CONTINUED)

During 1997, 1996 and 1995, the Company was paid investment banking fees in the amount of $212,000, $860,000 and $808,000 in connection with services rendered to MAE and its various subsidiaries.

The Company has made loans to MAE or an MAE affiliate. All advances accrue interest at prime plus 1% and repayment is made through cash generated by the underlying property or investment. The outstanding balance of these advances was $166,000 for 1997 and $529,000 for 1996, which are included in notes receivable from affiliates.

WINTHROP FINANCIAL ASSOCIATES ("WFA")

On October 27, 1997, Insignia consummated a transaction with WFA, which is controlled by Apollo Real Estate Investment Fund, L.P., a shareholder of the Company, and certain affiliates of WFA whereby Insignia acquired, among other things, limited partner interests in, or the right to acquire units of limited partner interests in certain real estate limited partnerships (the "Winthrop Partnerships"), and the right to receive certain asset management, investor services and partnership management fees from these Partnerships ("Winthrop Fees").

The Winthrop Partnerships are controlled by WFA. In connection with the foregoing transaction, IPT I LLC, a Delaware limited liability company which is owned 90.1% by Insignia and 9.9% by IPT, acquired an associate general partner interest in WFA, as a result of which IPT I LLC has the power to effectively control all property management decisions relating to the properties owned by six of the Winthrop Partnerships. Insignia also acquired all of the newly-issued Class B stock of First Winthrop Corporation ("FWC"), which immediately prior thereto was a wholly-owned subsidiary of WFA, as a result of which Insignia has the right to appoint the two Class B directors of FWC, who in turn have the power to effectively control all property management decisions relating to the properties owned by the other seven Winthrop partnerships. In addition, IPT I LLC and Insignia caused the respective general partners of the Winthrop Partnerships to subcontract with IPGP Corporation, a wholly-owned subsidiary of Insignia ("IFGP"), to perform the asset management and other services in respect of which the Winthrop Fees are payable on behalf of such general partners, in exchange for which IFGP was assigned the rights to receive the Winthrop Fees.

                Insignia Financial Group, Inc. and Subsidiaries

17. INDUSTRY SEGMENTS

Insignia is a fully integrated real estate services company, which currently operates in principally three business segments, including the following: (1) property services, (2) financial services and (3) real estate ownership. The property services business segment provides property and asset management services, partnership accounting, investor relations, leasing and brokerage, and tenant representation services to both affiliates and non-affiliates of the Company. The financial services business segment originates loans, brokers real estate, coordinates real estate workouts, and is responsible for merger and acquisition activity for the Company, including co-investment partnership formations, portfolio acquisitions, and limited partnership tender offer acquisitions. The real estate business segment consists of the operations of IPT and co-investment partnerships in which the Company has significant investments.

The following table summarizes certain information by industry segment:

                                                          1997           1996           1995
                                                    --------------------------------------------
                                                                   (IN THOUSANDS)
    Identifiable assets:
      Property services                                 $467,179       $251,764       $106,107
      Financial services                                   3,451            908          2,877
      Real estate                                        282,334        179,879         60,473
      Other                                               47,259         59,851         75,952
                                                   --------------------------------------------
                                                        $800,223       $492,402       $245,409
                                                   --------------------------------------------
                                                   --------------------------------------------
    Gross revenues and equity earnings:
      Property services                                 $382,470       $208,139       $110,833
      Financial services                                   5,878          9,309          6,842
      Real estate                                         18,827         10,037          2,461
      Other                                                3,695          3,179          5,357
                                                   --------------------------------------------
                                                        $410,870       $230,664       $125,493
                                                   --------------------------------------------
                                                   --------------------------------------------


                Insignia Financial Group, Inc. and Subsidiaries

17. INDUSTRY SEGMENTS (CONTINUED)

                                                               1997           1996           1995
                                                          --------------------------------------------
                                                                           (IN THOUSANDS)
    Operating profit (loss):
      Property services                                    $  36,503      $  30,732      $  22,676
      Financial services                                      (5,480)        (1,119)        (3,509)
      Real estate                                             13,917          6,026          2,445
      Other                                                   (6,084)        (3,987)        (4,339)
                                                         --------------------------------------------
                                                              38,856         31,652         17,273
      Interest                                                (7,867)       (12,918)        (7,049)
      Apartment property interes                              (1,486)        (1,812)              -
      Minority interests                                     (12,448)        (1,976)          (131)
                                                         --------------------------------------------
                                                           $  17,055      $  14,946      $  10,093
                                                         --------------------------------------------
                                                         --------------------------------------------

    Depreciation and amortization expense:
      Property services                                     $  30,828      $  22,478      $  12,908
      Financial services                                           21             35             40
      Real estate                                                 285              -              -
      Other                                                       575            518            545
                                                         --------------------------------------------
                                                            $  31,709      $  23,031      $  13,493
                                                         --------------------------------------------
                                                         --------------------------------------------

    Capital expenditures:
      Property services                                      $  6,232       $  6,243       $  3,189
      Financial services                                          130             68             16
      Real estate                                                 401            732              -
      Other                                                     1,733            469            202
                                                         --------------------------------------------
                                                             $  8,496       $  7,512       $  3,407
                                                         --------------------------------------------
                                                         --------------------------------------------


Real estate assets include investments in unconsolidated equity method investees totaling $215.7 million and real estate revenues include equity earnings of approximately $10 million. These investees represent limited partnerships owning real estate consisting of residential apartments and commercial property throughout the United States.

Other assets include primarily cash and property and equipment. Other revenues consisted primarily of interest income on short-term investments. Other expense includes general corporate administration, professional fees and depreciation.

                Insignia Financial Group, Inc. and Subsidiaries

17.  INDUSTRY SEGMENTS (CONTINUED)

The financial services segment derived approximately $731,350 (1996) and $1,862,000 (1995) of its revenues under an exclusive representation of a major life insurance company.

Property services revenues include $2,574,000 (1997), $16,189,000 (1996) and $20,165,000 (1995) of property management revenues from properties controlled by The Balcor Company and $680,000 (1997), $1,520,000 (1996) and $1,190,000
(1995) of amounts received from an agency that serves as an insurance broker for various partnerships managed by the Company.

18.  QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                                        1997
                                               ------------------------------------------------------
                                                            FOURTH       THIRD     SECOND      FIRST
                                                TOTAL       QUARTER     QUARTER    QUARTER    QUARTER
                                               ------------------------------------------------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues                                   $400,843     $146,213    $100,103   $86,615    $67,912
Net EBITDA                                       60,974       20,027      10,715    15,857     14,375
Equity earnings                                  10,027        4,137       2,254       569      3,067
Net income before extraordinary item             10,233        5,506         149     2,574      2,004
Net income                                       10,233        5,506         149     2,574      2,004

Per common share - assuming dilution:
  Net income                                       $.32         $.17        $.01      $.08       $.06


Fourth quarter results of 1997 include a $5.2 million legal reserve.

Third quarter results of 1997 include a $5 million release fee paid to HUD.

                Insignia Financial Group, Inc. and Subsidiaries

18.  QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)


                                                                        1996
                                               ------------------------------------------------------
                                                            FOURTH      THIRD      SECOND      FIRST
                                                TOTAL       QUARTER     QUARTER    QUARTER    QUARTER
                                               ------------------------------------------------------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues                                   $227,074     $77,870     $65,885    $43,098    $40,221
Net EBITDA                                       47,713      16,222       9,998     11,654      9,839
Equity earnings                                   3,590         518         732        886      1,454
Net income before extraordinary item              9,266       4,246         252      2,648      2,120
Net income                                        8,564       3,544         252      2,648      2,120

Per common share - assuming dilution:
  Income before extraordinary items                $.28        $.12        $.01       $.08       $.07
  Net income                                        .26         .10         .01        .08        .07


Third quarter results of 1996 include a $935,000 charge for unsuccessful acquisition costs.

                Insignia Financial Group, Inc. and Subsidiaries

19.  FAIR VALUES OF FINANCIAL INSTRUMENTS

The fair value estimates of financial instruments presented below are not necessarily indicative of the amounts the Company might pay or receive in actual market transactions. Potential taxes and other taxes have also not been considered in estimating fair value. The carrying amount reported on the balance sheet for cash approximates its fair value. Receivables reported on the balance sheet consist of property and lease commission receivables, mortgage loans receivable, income tax refunds, and various note receivables. The property receivables and income tax refunds approximate their fair values. Lease commissions receivable are carried at their discounted present value, therefore the carrying amount and fair value amount are the same. The mortgage loans receivable and notes receivable earn interest at either fixed or variable rates. Interest rates approximate current market interest rates for similar instruments, therefore, the carrying amount approximates their fair value. Notes payable were analyzed individually to calculate fair value based on current interest rates and market value, if applicable. The large revolving credit facility note carries a variable rate of interest, and therefore, its carrying value adjusted for the prepaid points approximates its fair value. The Trust Based Convertible Preferred Securities were issued in November 1996 and the Company believes the fair value has not changed significantly since issuance.

SUMMARY

The carrying amounts and fair values of the Company's financial instruments at December 31, are as follows (amounts in thousands):


                                                           1997                    1996
                                                   --------------------------------------------
                                                   CARRYING      FAIR      CARRYING      FAIR
                                                    AMOUNT      VALUE       AMOUNT      VALUE
                                                   --------------------------------------------
Cash and cash equivalents                          $ 88,847    $ 88,847    $ 54,614    $ 54,614
Receivables                                          45,342      45,342      12,668      12,668
Commissions receivable                               76,838      76,838      33,372      33,372
Notes payable                                       170,404     174,772      49,840      54,864
Trust based convertible preferred securities        149,500     149,500     149,500     149,500


                Insignia Financial Group, Inc. and Subsidiaries

20.  SUBSEQUENT EVENTS

LITIGATION

In March 1998, the Company paid an additional $2.5 million to HUD in connection with its management of such properties.

In March 1998, the City Partnerships complaint, the Kline complaint and the Heller complaint were discontinued.

COHEN FINANCIAL TRANSACTIONS

On January 7, 1998, the Company acquired the rights to perform property management, leasing and construction supervision services for approximately
4.1 million square feet of commercial real estate from Cohen Financial. The purchase price was approximately $1 million, all of which was paid in cash.

GOLDIE B. WOLFE & COMPANY

On January 20, 1998, the Company acquired 100% of the stock of Goldie B. Wolfe & Company, a commercial real estate services firm. The purchase price was approximately $5.3 million, all of which was paid in cash.

MAE GP MERGER

Effective as of March 7, 1998, MAE GP Corporation ("MAE GP"), which until then was a wholly-owned subsidiary of MAE, was merged with and into IPT, with IPT surviving the merger (the "MAE GP Merger"). As consideration for the MAE GP Merger, IPT issued 332,300 shares of the common stock of IPT to MAE valued for purposes of the MAE GP Merger at $10.53 per share.

MAE GP owned or controlled equity interests in entities which comprised or controlled the general partners of 29 public and 76 private real estate limited partnerships (collectively, the "MAE Partnerships"), nine of which are included in the IPT Partnerships. The MAE Partnerships own, in the aggregate, 169 properties containing approximately 32,000 residential apartment units and approximately 2.3 million square feet of commercial space. In connection with the MAE GP merger, all of the shares of Class B common stock of Angeles Mortgage Investment Trust, a real estate investment trust that has entered into a definitive agreement to be merged with IPT, which were until then owned by MAE GP, were transferred by dividend to MAE prior to the MAE GP Merger.

                Insignia Financial Group, Inc. and Subsidiaries

20.  SUBSEQUENT EVENTS (CONTINUED)

In addition, the Company transferred its 19.1% limited partnership interest in MAE to the Company's Chairman, Chief Executive Officer and President.

MAE AND INSIGNIA CONTRIBUTIONS TO IPLP

In connection with the MAE GP Merger, IPLP purchased certain assets described below from MAE for approximately $596,000. The assets purchased by IPLP from MAE consisted of (i) a 99% limited partner interest in Insignia Jacques Miller, L.P. ("IJM"), which in turn owns noncontrolling equity interests in entities that comprise or control the general partners of 30 of the MAE Partnerships and various notes receivable (the 1% general partner interest in IJM was acquired by IPT from MAE GP in the MAE GP Merger), and (ii) a 6.557% limited partner interest in Buccaneer Trace Limited Partnership, which owns a 208-unit residential apartment complex located in Savannah, Georgia.

Also in connection with the MAE GP Merger, Insignia contributed all of the limited partner interests it owned in the MAE Partnerships to IPLP in exchange for units of limited partnership in IPLP ("OP Units"). The value of the interests contributed was approximately $5,460,000, for which Insignia received 518,528 OP Units (based on a value of $10.53 per unit).

WINTHROP OPTION

On February 17, 1998, Insignia granted IPLP an option (the "Winthrop Option") to acquire all but not less than all of the Winthrop Interests at any time on or before December 31, 1998. The Winthrop Option is exercisable by IPLP for an aggregate cash amount of approximately $40 million at a rate equal to Insignia's cost of funds (based on the interest rate in effect from time to time under Insignia's revolving credit facility) and a ratable portion of the transaction costs incurred by Insignia in connection with the acquisition. Upon exercise of the Winthrop Option, the Operating Agreement of IPT I LLC will be amended to make IPT the sole managing member of IPT I LLC, with the sole authority to manage the business and affairs of IPT I LLC, and Insignia will cause the persons designated by IPLP from time to time to be appointed as the Class B directors of FWC.

                Insignia Financial Group, Inc. and Subsidiaries

20.  SUBSEQUENT EVENTS (CONTINUED)

RICHARD ELLIS GROUP LIMITED ACQUISITION

In January 1998, the shareholders of Richard Ellis Group Limited ("Richard Ellis") accepted the Company's offer to acquire 100% of the stock of Richard Ellis. Richard Ellis is a real estate services and investment firm located in the United Kingdom. The purchase price is valued at approximately
$81.5 million, including approximately $14.7 million of which is contingent on future performance measures. The transaction was completed on February 26, 1998. The Company funded the acquisition by borrowing approximately
$35 million from its revolving credit facility, issuing 617,000 shares of its Class A Common Stock, and assuming existing options which will enable Richard Ellis employees to purchase 856,000 shares of the Company's Class A Common Stock.

MERGER AND SPIN-OFF

On March 17, 1998, the Company and Insignia/ESG, Inc. ("Insignia/ESG") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), and AIMCO Properties, L.P., a Delaware limited partnership, pursuant to which the Company will merge with and into AIMCO, with AIMCO as the survivor (the "Merger"). Consummation of the Merger is subject to certain conditions, including regulatory approval and the approval of the stockholders of the Company (but not the approval of the stockholders of AIMCO).

Prior to the AIMCO Merger, the Company will spin off to its stockholders the stock of an entity that will become a separate public company and will include Insignia/ESG; the international commercial real estate services company; Insignia Residential-New York, a New York based cooperative and condominium management company; the Company's single-family home brokerage operations and other select holdings. Pursuant to an Indemnification Agreement entered into in connection with the Merger Agreement, the spun off company will provide indemnification for certain liabilities arising under the Merger Agreement.

                Insignia Financial Group, Inc. and Subsidiaries

20.  SUBSEQUENT EVENTS (CONTINUED)

Assuming the stockholders of AIMCO approve the Merger, shares of the Company's Class A Common Stock will be converted into the right to receive an aggregate of approximately $303 million in Series E Preferred Stock, par value $.01 per share of AIMCO (the "Series E Preferred"). In addition to receiving the same dividends as holders of AIMCO common stock, holders of Series E Preferred are entitled to receive a preferred dividend of $50 million in the aggregate to be paid on or before January 15, 1999 and when paid, the Series E Preferred will automatically convert into AIMCO common stock on a one-for-one basis, subject to certain antidilution adjustments.
The actual number of Series E Preferred issued in the Merger will be determined by a formula based on the average market price of AIMCO's common stock during a fixed period preceding the Merger, subject to a fixed maximum AIMCO exchange value of $38 per share. If AIMCO's average price during that period is less than $36.50 per share, AIMCO may elect to pay up to $15 million of the purchase price in cash, provided that such payment would not affect the tax free status of the Merger.

In addition, AIMCO will assume approximately $308 million in outstanding indebtedness of the Company and will assume approximately $150 million of the 6.5% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of the Company.

If the stockholders of AIMCO do not approve the Merger, the Merger may nonetheless be consummated. However, instead of receiving approximately $303 million in Series E Preferred, holders of the Company's Class A Common Stock would receive approximately $203 million in Series E Preferred and $100 million in Series F Preferred Stock, par value $.01 per share of AIMCO (the "Series F Preferred"). In either case, holders of Series E Preferred would be entitled to receive the $50 million preferred dividend. Holders of Series F Preferred are entitled to receive the greater of (i) the same dividends as holders of AIMCO common stock received and (ii) preferred distributions of 10% of the face value of the Series F Preferred, with the preferred return rate escalating 1% each year until a 15% annual return is achieved. Upon the approval by the stockholders of AIMCO, the Series F Preferred will convert into Series E Preferred on a one-to-one basis.

Also, the Merger Agreement provides that following the Merger, AIMCO is required to offer to purchase the outstanding shares of beneficial interest of IPT at a price of at lease $13.25 per IPT share. IPT is a 75% owned subsidiary of the Company; the 25% interest of IPT not owned by the Company is valued at an aggregate of approximately $100 million, assuming a value of $13.25 per share.

                Insignia Financial Group, Inc. and Subsidiaries

20.  SUBSEQUENT EVENTS (CONTINUED)

As a condition to execution with the Merger Agreement, certain of the Company's executive officers executed voting agreements and irrevocable proxies in favor of AIMCO, pursuant to which each of the foregoing individuals agreed to vote the shares of the Company's Class A Common Stock owned of record and beneficially by him, including shares under options and warrants to the extent exercisable (but excluding shares beneficially owned by others notwithstanding that such shares may be owned of record by him) in favor of the Merger and the Merger Agreement and against any competing transaction. In addition, each of Metropolitan Acquisition Partners IV, L.P. and Metropolitan Acquisition Partners V, L.P. (collectively, the "MAPs") also executed voting agreements and irrevocable proxies, pursuant to which each has agreed to vote certain shares of the Company's Class A Common Stock to which the Company's Chairman, Chief Executive Officer and President would be entitled in a distribution of shares of the Company's Class A Common Stock made by the MAPs in favor of the Merger and the Merger Agreement and against any competing transaction.